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                                                                    EXHIBIT 99.1

                                           [METAL MANAGEMENT, INC. LOGO]


                                           METAL MANAGEMENT, INC.
                                           500 N. DEARBORN STREET O SUITE 405
                                           CHICAGO, ILLINOIS 60610
                                           www.mtlm.com
                                           NASDAQ:  MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
AUGUST 13, 2003


          METAL MANAGEMENT, INC. ANNOUNCES NEW CREDIT AGREEMENT AND THE
                REPURCHASE AND REDEMPTION OF 12.75 PERCENT NOTES

CHICAGO, IL - AUGUST 13, 2003 - METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, announced that it has agreed with its bank group to a new $130 million credit agreement. The maturity date of the new credit agreement is July 1, 2007.

The credit agreement consists of two components. A $110 million revolving credit facility with borrowing costs based on variable rates tied to either the prime rate plus a margin or the London Interbank Offered Rate ("LIBOR") plus a margin. The margin is dependent on the Company's Leverage Ratio achieved by the Company for the preceding four quarters, which as currently measured results in an effective interest cost of about 3.6%. The second part of the credit agreement is a $20 million term loan with an interest cost of LIBOR plus a margin, subject to a minimum LIBOR rate, providing for an initial rate of 8.5%. The weighted average interest cost of the combined facility is approximately 4.6% based on prevailing market rates.

Proceeds from the new credit agreement will be utilized for the Company's working capital requirements and to fund the repurchase and redemption of the Company's 12.75% secured notes.

Albert A. Cozzi, Vice Chairman and Chief Executive Officer said, "We appreciate the support of our asset-based lenders and their commitment to Metal Management. Our new credit agreement is significant to our Company as it provides for both a foundation of long-term debt and a much improved effective borrowing rate. Interest expense would be lower by approximately $3 million per year based on our current borrowings and current prevailing rates."

Daniel W. Dienst, Chairman of the Board of Directors added, "This refinancing is a testament to the remarkable turnaround story that is Metal Management. In the face of recent positive distractions by several parties showing interest in our Company as large shareholders, our recent operating results and now this refinancing evidences Metal Management's commitment to driving the business forward on behalf of all of our shareholders."


ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.



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     For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.



                                  * * * * * * *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from our execution of an industry consolidation strategy. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2003, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt leverage on Metal Management, debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, underfunded defined benefit pension plans, historical operating losses, and limited common stock trading history.